FORM OF
                             DISTRIBUTION AGREEMENT


      THIS AGREEMENT is made as of October __, 1998, between Golf Associated Fund ("Fund"), a business trust organized and existing under the laws of the Commonwealth of Massachusetts, and Rafferty Capital Markets, Inc. ("RCM"), a corporation organized and existing under the laws of the State of New York.

      WHEREAS the Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and has registered one or more distinct series of shares of beneficial interest ("Shares") for sale to the public under the Securities Act of 1933, as amended ("1933 Act"), and has qualified its shares for sale to the public under various state securities laws; and

      WHEREAS the Fund desires to retain RCM as principal underwriter in connection with the offering and sale of the Shares of each series listed on Schedule A (as amended from time to time) to this Agreement; and

      WHEREAS this Agreement has been approved by a vote of the Fund's board of trustees or directors ("Board") and its disinterested trustees/directors in conformity with Section 15(c) under the 1940 Act; and

      WHEREAS RCM is willing to act as principal underwriter for the Fund on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. APPOINTMENT. The Fund hereby appoints RCM as its agent to be the principal underwriter so as to hold itself out as available to receive and accept orders for the purchase and redemption of the Shares and redemption of Shares on behalf of the Fund, subject to the terms and for the period set forth in this Agreement. RCM hereby accepts such appointment and agrees to act hereunder. The Fund understands that any solicitation activities conducted on behalf of the Fund will be conducted primarily, if not exclusively, by employees of the Fund's sponsor who shall become registered representatives of RCM.

      2. SERVICES AND DUTIES OF RCM.

            (a) RCM agrees to sell Shares on a best efforts basis from time to time during the term of this Agreement as agent for the Fund and upon the terms described in the Registration Statement. As used in this Agreement, the term "Registration Statement" shall mean the currently effective registration statement of the Fund, and any supplements thereto, under the 1933 Act and the 1940 Act.

            (b) RCM will hold itself available to receive purchase and redemption orders satisfactory to RCM for Shares and will accept such orders on behalf of the Fund. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

            (c) RCM, with the operational assistance of the Fund's transfer agent, shall make Shares available through the National Securities Clearing Corporation's Fund/SERV System.

            (d) RCM shall provide to investors and potential investors only such information regarding the Fund as the Fund or its investment adviser ("Adviser") shall provide or approve. RCM shall review and file all proposed advertisements and sales literature with appropriate regulators and consult with the Fund regarding any comments provided by regulators with respect to such materials. No employee of RCM, other than a registered representative who is an employee of the Adviser, shall make any oral statement or representation regarding the Fund.

            (e) The offering price of the Shares shall be the price determined in accordance with, and in the manner set forth in, the most-current Prospectus. The Fund shall make available to RCM a statement of each computation of net asset value and the details of entering into such computation.

            (f) RCM at its sole discretion may repurchase Shares offered for sale by the shareholders. Repurchase of Shares by RCM shall be at the price determined in accordance with, and in the manner set forth in, the most-current Prospectus. At the end of each business day, RCM shall notify, by any appropriate means, the Fund and its transfer agent of the orders for repurchase of Shares received by RCM since the last such report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. The Fund reserves the right to suspend such repurchase right upon written notice to RCM. RCM further agrees to act as agent for the Fund to receive and transmit promptly to the Fund's transfer agent shareholder requests for redemption of Shares.

            (g) RCM shall not be obligated to sell any certain number of Shares.

            (h) RCM shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

            (i) RCM shall provide the services as contemplated by Schedule B to this Agreement.

      3. DUTIES OF THE FUND.

            (a) The Fund shall keep RCM fully informed of its affairs and shall provide to RCM from time to time copies of all information, financial statements, and other papers that RCM may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent public accountant and such reasonable number of copies of the most current Prospectus, Statement of Additional Information ("SAI"), and annual and interim reports as RCM may request, and the Fund shall fully cooperate in the efforts of RCM to sell and arrange for the sale of Shares.

            (b) The Fund shall maintain a currently effective Registration Statement on Form N-1A with the Securities and Exchange Commission (the "SEC"), maintain qualification with applicable states and file such reports and other documents as may be required under applicable federal and state laws. The Fund shall notify RCM in writing of the states in which the Shares may be sold and shall notify RCM in writing of any changes to such information. The Fund shall bear all expenses related to preparing and typesetting such Prospectuses, SAI and other materials required by law and such other expenses, including printing and mailing expenses, related to the Fund's communication with persons who are shareholders.

            (c) The Fund shall not use any advertisements or other sales materials that have not been (i) submitted to RCM for its review and approval, and (ii) filed with the appropriate regulators.

            (d) The Fund represents and warrants that its Registration Statement and any advertisements and sales literature (excluding statements relating to RCM and the services it provides that are based upon written information furnished by RCM expressly for inclusion therein) of the Fund shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to RCM, pursuant to
Section 3(a) hereof, shall be true and correct in all material respects.

      4. OTHER BROKER-DEALERS. RCM in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers, as reasonably requested by the Fund. In making agreements with such dealers, RCM shall act only as principal and not as agent for the Fund. The form of any such dealer agreement shall be mutually agreed upon and approved by the Fund and RCM.

      5. WITHDRAWAL OF OFFERING. The Fund reserves the right at any time to withdraw all offerings of any or all Shares by written notice to RCM at its principal office. No Shares shall be offered by either RCM or the Fund under any provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC.

      6. SERVICES NOT EXCLUSIVE. The services furnished by RCM hereunder are not to be deemed exclusive and RCM shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

      7. EXPENSES OF THE FUND. The Fund shall bear all costs and expenses of registering the Shares with the SEC and state and other regulatory bodies, and shall assume expenses related to communications with shareholders of the Fund including, but not limited to, (i) fees and disbursements of its counsel and independent public accountant; (ii) the preparation, filing, and printing of Registration Statements and/or Prospectuses or SAIs; (iii) the preparation and mailing of annual and interim reports, Prospectuses, SAIs, and proxy materials to shareholders; (iv) such other expenses related to the communications with persons who are shareholders of the Fund; and (v) the qualifications of Shares for sale under the securities laws of such jurisdictions as shall be selected by the Fund pursuant to Paragraph 3(b) hereof, and the costs and expenses payable to each such jurisdiction for continuing qualification therein. In addition, the Fund shall bear all costs of preparing, printing, mailing and filing any advertisements and sales literature. RCM does not assume responsibility for any expenses not assumed hereunder.

      8. COMPENSATION. As compensation for the services performed and the expenses assumed by RCM under this Agreement including, but not limited to, any commissions paid for sales of Shares, the Fund shall pay RCM, as promptly as possible after the last day of each month, a fee as set forth in Schedule B to this Agreement.

      9. SHARE CERTIFICATES. The Fund shall not issue certificates representing Shares unless requested to do so by a shareholder. If such request is transmitted through RCM, the Fund will cause certificates evidencing the Shares owned to be issued in such names and denominations as RCM shall from time to time direct.

      10. STATUS OF RCM. RCM is an independent contractor and shall be agent of the Fund only with respect to the sale and redemption of Shares.

      11.   INDEMNIFICATION.

            (a) The Fund agrees to indemnify, defend, and hold RCM, its officers and directors, and any person who controls RCM within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) that RCM, its officers, directors, or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any (i) alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, SAI or sales literature, (ii) alleged omission to state a material fact required to be stated in the either thereof or necessary to make the statements therein not misleading, or (iii) failure by the Fund to comply with the terms of the Agreement; provided, that in no event shall anything contained herein be so construed as to protect RCM against any liability to the Fund or its shareholders to which RCM would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement.

            (b) The Fund shall not be liable to RCM under this Agreement with respect to any claim made against RCM or any person indemnified unless RCM or other such person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon RCM or such other person (or after RCM or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability that it may have to RCM or any person against whom such action is brought otherwise than on account of this Agreement.

            (c) The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this Agreement. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Fund agrees to promptly notify RCM of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of its Shares.

            (d) RCM agrees to indemnify, defend, and hold the Fund, its officers and directors, and any person who controls the Fund within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending against such claims, demands, or liabilities and any counsel fees incurred in connection therewith) that the Fund, its directors or officers, or any such controlling person may incur under the 1933 Act, or under common law or otherwise arising out of or based upon (i) any alleged untrue statement of a material fact contained in information furnished in writing by RCM to the Fund for use in the Registration Statement, Prospectus or SAI arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in either thereof or necessary to make such information not misleading; or (ii) the failure by RCM to comply with the terms of the Agreement.

            (e) RCM shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if RCM elects to assume the defense, the defense shall be conducted by counsel chosen by RCM and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that RCM elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If RCM does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them. RCM agrees to promptly notify the Fund of the commencement of any litigation or proceeding against it or any of its officers or directors.

      12.   DURATION AND TERMINATION.

            (a) This Agreement shall become effective on the date first written above or such later date as indicated in Schedule A and, unless sooner terminated as provided herein, will continue in effect for one year from the above written date. Thereafter, if not terminated this Agreement shall continue in effect for successive annual periods, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Fund's Board who are neither interested persons (as defined in the 1940 Act) of the Fund ("Independent trustees/directors") or RCM, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

            (b) Notwithstanding the foregoing, this Agreement may be terminated in its entirety at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent trustees/directors, or by vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to RCM or by RCM at any time, without the payment of any penalty, on sixty days' written notice to the Fund. This Agreement will automatically terminate in the event of its assignment.

      13. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought. This Agreement may be amended with the approval of the Board or of a majority of the outstanding voting securities of the Fund; provided, that in either case, such amendment also shall be approved by a majority of the Independent trustees/directors.

      14. LIMITATION OF LIABILITY. The Board and shareholders of the Fund shall not be personally liable for obligations of the Fund in connection with any matter arising from or in connection with this Agreement. If the Fund is a Massachusetts business trust, this Agreement is not binding upon any trustees, officer or shareholder of the Fund individually, and no such person shall be individually liable with respect to any action or inaction resulting from this Agreement.

      15. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

      16. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

      17. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the 1940 Act (without regard, however, to the conflicts of law principles). To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.


   ATTEST: ____________________     GOLF ASSOCIATED FUND


                                       By:________________________________


   ATTEST: ____________________     RAFFERTY CAPITAL MARKETS, INC.


                                       By:________________________________

                                   SCHEDULE A
                                     to the
                             DISTRIBUTION AGREEMENT
                                     between
                              GOLF ASSOCIATED FUND
                                       and
                         RAFFERTY CAPITAL MARKETS, INC.



      Pursuant to section 1 of the Distribution Agreement between the Golf Associated Fund ("Fund") and Rafferty Capital Markets, Inc. ("RCM"), the Fund hereby appoints RCM as its agent to be the principal underwriter of Fund with respect to its following series:













Dated October __, 1998

                                   SCHEDULE B
                                     to the
                             DISTRIBUTION AGREEMENT
                                     between
                              GOLF ASSOCIATED FUND
                                       and
                         RAFFERTY CAPITAL MARKETS, INC.



A. As compensation pursuant to section 8 of the Distribution Agreement between Golf Associated Fund (the "Fund") and Rafferty Capital Markets, Inc.
("RCM"), the Fund agrees to pay to RCM the sum of:

      1. an annual fee of $15,000 for the first series of the Fund and $3,000 for each series thereafter or .01% of the average daily net assets of each series, computed daily and paid monthly, whichever is greater;

      2. the  ongoing   licensing  fees  and  incidental  costs  of  those
         employees of the Fund's investment adviser ("Adviser") who are designated by the Adviser to become registered representatives of RCM;

      3. the compensation paid by RCM to such registered representatives in accordance with compensation schedules, as agreed upon by RCM and the Adviser from time to time;

      4. the reasonable fees associated with listing and maintaining shares on the National Securities Clearing Corporation's Fund/SERV System, as agreed upon by RCM and the Adviser; and

      5. incidental   expenses   associated   with  printing  and   distributing
         advertising and sales literature, such as filings with the National Association of Securities Dealers, Inc.

B. RCM shall receive the entire amount of any sales charge (except to the extent that sales are made at net asset value) or contingent deferred sales charge applicable in connection with the sale of Fund Shares; however, RCM shall reallow all or any portion of such charges to broker-dealers with which RCM has executed dealer agreements that sell Shares as set forth in the Fund's then-current Prospectus or as otherwise agreed to by the Fund in writing.

C. RCM shall collect fees pursuant to any Distribution Plan adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act Investment Company Act of 1940 ("1940 Act") applicable to Shares in an amount equal to a percentage (annual rate) of the assets of Fund accounts during the preceding month, as provided in the Fund's then-current Prospectus. RCM shall pay such fees to broker-dealers with which it has executed dealer agreements as compensation for distribution and personal services rendered to shareholders of the Fund, including providing shareholder liaison services such as responding to shareholder inquiries and providing information to shareholders about their Fund accounts.

         Such amounts shall be paid by the Fund at the end of each calendar month. The Fund's obligation to make payments described in this paragraph shall be contingent upon the continuance of the applicable Distribution Plan, and in that connection it is understood that:

              (i) Such Plan shall remain in effect for one year from its adoption date and may be continued from year to year thereafter only if the Plan and any related agreements are approved at least annually by a majority vote of the Trustees of the Plan, including a majority of the Trustees who are not "interested persons" of the Plan and who have no direct or indirect financial interest in the operation of the Plan or in any related agreement ("Independent Trustee"), cast in person at a meeting called for the purpose of voting on such Plan and agreements; and

                    (ii) the Plan may be terminated at any time by a majority vote of the Independent Trustees or by vote of a majority of the outstanding voting securities of the Series. In the event the Plan is not continued or is terminated with respect to a Series, the provisions of this Agreement pursuant to which fees are paid to RCM shall automatically terminate.

D. The Fund and RCM agree that any portion of any sales charge, contingent deferred sales charge, distribution fee or service fee described in Paragraphs B and C hereof that is not distributed to any broker-dealer and is retained by RCM shall be an offset to reduce the amounts payable by the Fund to RCM pursuant to Paragraph A hereof.

E. It is agreed and understood that in no event shall fees payable by the Fund under this Schedule B exceed the permissible payments authorized under any Distribution Plan adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act.







Dated: October __, 1998




                                      -9-